                                                                   EXHIBIT 10.3



                         AGREEMENT OF PURCHASE AND SALE

         IRT PROPERTY COMPANY, hereinafter referred to as "Purchaser," agrees to purchase, and RREEF MidAMERICA/EAST-IV, INC., a Delaware corporation, hereinafter referred to as "Seller," agrees to sell, that certain improved real property, hereinafter referred to as the "Property," situated in the City and County of West Palm Beach, State of Florida, legally described on Exhibit A attached hereto and made a part hereof, commonly known as Greenwood Shopping Center, consisting of a shopping center containing approximately 134,132 rentable square feet, on land aggregating approximately 13.12 acres, together with all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, and the like; all personal property owned by the Seller and located on or used in conjunction with the Property; any and all intangible personal property owned and used in the operation of the Property, including the right to use the name of the property (but not the name "RREEF"), to the extent assignable; contract rights, lease rights, all licenses, permits and other written authorizations necessary for the use, operation and ownership of the Property, records, security deposits and prepaid rent, if any, and the benefit of any guaranties of the leases.

         1. Purchase Price. The purchase price for the Property ("Purchase Price") is Thirteen Million Dollars ($13,000,000.00), payable by wire transfer of funds at Closing as defined in Paragraph 7.1.

         2.   Deposit.

              2.1 Within three (3) business days after the Effective Date as defined in Paragraph 8.21, Purchaser will deposit the amount of $150,000.00 (the "Deposit") with Commonwealth Land Title Insurance Company ("Escrow Holder") as earnest money to secure Purchaser's performance hereunder. The Deposit may be invested at the direction of Purchaser with the approval of Seller. All investment income earned from the investment of the Deposit, less investment fees, if any, will be added to and become a part of the Deposit and will be applied toward the Purchase Price if Closing is completed in accordance with this Agreement; otherwise all interest shall be paid to the party entitled to the Deposit. The escrow instructions to Escrow Holder will be in the form of
Schedule 2.1 attached hereto.

         3.   Review of the Property.

              3.1 Upon its execution of this Agreement, Seller agrees: subject to the provisions of Paragraph 8.17 hereof, to provide Purchaser and its agents or consultants with access to the Property to inspect each and every part thereof to determine its present condition and to conduct such physical and environmental studies (including a mechanical and roof study) as it deems appropriate.

              3.2 Within three (3) business days after the Effective Date, Seller will deliver to Purchaser, all to the extent in the possession of Seller or its managing agent:

                     3.2.1 a copy of any existing occupancy and equipment leases, service contracts and maintenance or other contracts pertaining to the operations of the Project other than management contracts which will not survive Closing (as hereinafter defined), copies of all real estate tax bills for 1994, 1995, and 1996, and unaudited financial statements for the Property for the years 1994-1996 and 1997 year to date.

                     3.2.2 copy of any environmental reports prepared by third party consultants or otherwise relating to the Project since January 1, 1994. Purchaser may review any earlier reports at Seller's management office which is located at the Mall of the Americas, 7827-B W. Flagler Street, Miami, FL 33144, or at Purchaser's request and cost, Seller agrees to make and send Purchaser copies of any such earlier reports.

                     3.2.3 a copy of all current franchises, business or other licenses, bonds, permits, certificates, authorizations and other evidences of consent, approval, authorization or permission relating to or affecting the Project of or from any person, including any governmental authority, held by Seller or its managing agent, including any pending applications.

                     3.2.4 a copy of all third party warranties and guaranties, if any, in the possession of Seller or its management company, which are in effect with respect to the Project.

               3.3 Purchaser has until the close of business on the day which is thirty days after the Effective Date (the "Review Period"), to determine in its sole discretion whether all matters relating to the Property are acceptable. If Purchaser concludes that any matter relating to the Property is not acceptable, Purchaser will so notify Seller (the "Termination Notice") prior to the expiration of the Review Period (which notice shall contain a copy of Purchaser's roof/structural report and other reports or studies obtained in connection with Purchaser's due diligence). However, the foregoing will not be construed to limit or qualify Purchaser's absolute right to terminate this Agreement for no reason by the end of the Review Period. Upon timely delivery of the Termination Notice, this Agreement will terminate without liability on the part of Seller or Purchaser, other than Purchaser's indemnity contained in Paragraph 8.17 hereof and the obligation to deliver to Seller a copy of any environmental report obtained by Purchaser if requested by Seller within ten
(10) days after receipt of the Termination Notice, and the Deposit, less $100.00 to be paid to Seller, will be returned to Purchaser. In the event that Purchaser does not timely so notify Seller, Purchaser will be deemed to have concluded that all matters relating to the Property are acceptable and to have elected to proceed with the transaction upon the terms and conditions contained herein.

               3.4 Purchaser agrees that any information obtained by Purchaser or its authorized agents in the conduct of its due diligence will be treated as confidential pursuant to Paragraph 8.19.

                  3.5 To the extent not already delivered to Purchaser, Seller shall, within three (3) days after the Effective Date, deliver to Purchaser copies of all the documentation set forth on Schedule 3.5 attached hereto, to the extent in Seller's control.

         4. Title and Survey. Seller shall convey good marketable and insurable fee simple title to the Property to Purchaser, by execution and delivery of the Deed (as hereinafter defined), free and clear of all liens and encumbrances, subject only to the Permitted Title Exceptions, as defined herein, the leases and any other matter of title which Purchaser shall approve or waive in accordance with this Agreement. "Good, marketable and insurable fee simple title" shall mean such title as is insurable by the Escrow Holder at standard rates on its ALTA Form 1992 owner's policy without exception, except for the leases and the Permitted Title Exceptions (the "Title Commitment"). Seller agrees to order (and upon receipt, to promptly deliver to Purchaser) an "as-built" survey of the Property, which shall be prepared in accordance with the requirements set forth on Schedule 4 attached hereto (the "Survey"). Within ten (10) business days following Purchaser's receipt of the later of the Title Commitment and Survey, Purchaser shall notify Seller of any reasonable objections Purchaser may have to any exception shown on the Title Commitment or Survey. If Purchaser fails to give any notice to Seller, Purchaser shall be deemed to have waived such right to object to any title exceptions shown on the Title Commitment or matters shown on the Survey, and the matters shown on the Title Commitment and disclosed on the Survey shall be the "Permitted Title Exceptions." In the event that the legal description of the Property as determined by the Survey differs from the legal description by which the Property was conveyed to Seller, then, at the request of Purchaser, Seller shall also execute and deliver at Closing a quitclaim deed in favor of Purchaser containing the legal description as determined by the Survey. Seller shall remove any monetary liens (except property taxes not yet due and payable), judgments, all assessments levied and payable at the time of Closing or other monetary encumbrances encumbering title to the Property and held by persons claiming through or under Seller at or before Closing (collectively, "Seller Defects"). If Seller fails to do so, Purchaser shall have the right at Closing to satisfy any Seller Defects by withholding the required amount from the Purchase Price and paying and discharging the Seller Defects. If Purchaser does give Seller timely notice of objection to any title exception or matters of survey, Seller shall then have the right, but not the obligation, except as herein expressly provided, for a period of ten (10) days after such notice, to cure or satisfy or undertake to cure or satisfy such objection by the Closing. All title exceptions and matters of survey not objected to are Permitted Title Exceptions. If such objection is not so timely cured or satisfied or undertaken to be cured or satisfied by Seller, then Purchaser shall, within (5) days after receipt by Purchaser of notice of Seller's election to undertake a cure or not and as its only remedy, elect, by written notice to be delivered to Seller on or before such fifth (5th) day, either to (a) terminate this Agreement, in which case the Deposit, less $100.00 to be paid to Seller, shall be returned to Purchaser by Escrow Holder, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objection hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Seller does so cure or satisfy, or undertake to cure or satisfy, such objections, then this Agreement shall continue in full force and effect. Purchaser shall have the right at any time prior to termination to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Except as otherwise expressly permitted herein with respect to leasing, Seller agrees not to further alter or encumber in any way Seller's title to the Property after the execution hereof without Purchaser's prior written consent. Purchaser shall have the right to object to any change in title occurring after the effective date of the Title Commitment and prior to the Closing, and if Seller cannot or will not cure or satisfy any such objection (or any objection which Seller has previously undertaken to cure or satisfy) by the Closing, Buyer may exercise the option set forth in clause (a) or (b) above. The Closing Date shall be automatically extended to permit all time periods in this Paragraph 4 to run fully. Failure of Purchaser to elect either option (a) or option (b) when available, shall be deemed to be an election of option (a).

         5.       Representations and Warranties.

                  5.1 Representations and Warranties of Seller. As used in this Paragraph 5.1 and elsewhere in this Agreement, the phrase "to the knowledge of Seller" or phrases of similar import means and is limited to the actual knowledge of Seller's portfolio manager (Peter F. Feinberg) and Seller's local manager having ongoing management responsibility with respect to the Property (Al Diaz), and not to any constructive knowledge of any of the foregoing individuals or of Seller or any investment advisor to Seller, any entity that is a partner in such investment advisor, or any affiliates of any thereof, or to any officer, agent, representative, or employee of Seller or such investment advisor, any such constituent partner, or any such affiliate. Whenever the phrase "Seller has received no written notice" is used herein, it means that Messrs. Feinberg and Diaz have not received any written notice. Seller hereby warrants and represents to Purchaser (with such representations and warranties to be re-made as of Closing pursuant to Paragraph 7.6.10) as follows:

                       5.1.1 Pending Proceedings. With the exception of the items set forth on Schedule 5.1.1, to the knowledge of Seller, Seller has received no written notice of and Seller has no knowledge of any special assessments, condemnation, environmental, zoning or other land use regulation proceedings either pending or planned to be instituted with respect to the Property or any part thereof.

                       5.1.2 Status of Seller and Closing Documents. Subject to Paragraph 8.15, that this Agreement has been, and all the documents to be delivered by Seller to Purchaser at Closing are or will be, duly authorized, executed, and delivered by Seller, will be sufficient to convey good, marketable and insurable title fee simple and are legal, valid, and binding oblig ations of Seller, are enforceable in accordance with their respective terms, and do not violate any provisions of any agreement to which Seller or the Property is subject.

                       5.1.3 Non-Foreign Status. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Purchaser, prior to Closing, an affidavit in form satisfactory to Purchaser confirming the same.

                           5.1.4    Service Contracts.  With the exception of
the items set forth on Schedule 5.1.4, there are no agreements or contracts affecting the Property (including, without limitation, any management, leasing, services or maintenance agreements) which are not terminable at will by Seller without further liability, upon not more than 30 days' prior written notice.

                           5.1.5    No Default.  The execution and delivery of
this Agreement, and consummation of the transaction described in this Agreement, does not and will not constitute a default under any contract, lease, or agreement to which Seller is a party.

                           5.1.6    No Suits.  To Seller's knowledge, there is
no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                           5.1.7    Environmental Condition.  Each of the
following representations contained in this Paragraph 5.1.7 is wholly qualified and limited by (a) any matters disclosed in any materials made available or delivered to Purchaser by Seller pursuant to Paragraph 3 above or otherwise, (b) any matters disclosed in any environmental reports or studies obtained by Purchaser, and (c) any other matters of which Purchaser has actual knowledge. Subject to the foregoing, Seller represents:

                                    5.1.7.1  With the exception of items listed
on Schedule 5.1.7.1, to Seller's knowledge no releasing, generating or handling of Hazardous Materials has occurred on the Property by Seller, and Seller does not know of any releasing, generating or handling of Hazardous Materials on the Property by any tenants or the incorporation of Hazardous Materials by the tenants in any improvements on the Property during the time Seller owned the Property, except in either instance in minimal amounts customarily found in office uses and in compliance with applicable law or as is otherwise allowed in compliance with applicable law. For the purposes hereof, "Hazardous Material" means any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., or any regulation, order, rule or requirement adopted hereunder, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 et seq.

                                    5.1.7.2   With the exception of items listed
on Schedule 5.1.7.2, Seller has not received any summons, citation, directive, letter or other communication, written or oral, from the United States Environmental Protection Agency or the Florida Department of Environmental Protection with respect to the Property.

                           5.1.8    Construction Contracts/Tenants Improvements.
Except as specified in Schedule 5.1.8, Seller has entered into no outstanding written or oral contracts with regard to construction of improvements on the Property, and has no obligations with respect to tenant improvements, which have not been fully paid for or which will not be fully paid for as of Closing.

                           5.1.9    Options.  Seller has granted no options or
rights of first refusal to acquire any interest in the Property not set forth in the tenant leases delivered to Purchaser or in documents of record disclosed in the Title Commitment.

                           5.1.10   Rent Roll.  The information set forth on the
rent roll attached hereto as Schedule 5.1.10 is true and accurate in all material respects.

                           5.1.11   Tenant Rights.  There are no termination,
extension, cancellation, or expansion rights under the leases except as contained in the leases.

                           5.1.12   Leasing Commissions.  All leasing
commissions due and payable as of the date hereof by Landlord have been paid or will have been paid on or before Closing. Except as set forth in the leases, Seller has no knowledge of leasing commissions with respect to leases in effect as of the Execution Date which may become due after Closing by reason of post-Closing actions or occurrences.

                           5.1.13   Bankruptcy.   Seller is not party to any
voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under state laws relating to the protection of debtors, or subject to any general assignment for the benefit of the creditors, and, to Seller's knowledge, no such action has been threatened.

                           5.1.14   Undisclosed Agreements.   To Seller's
knowledge and other than as expressly set forth in this Agreement or otherwise disclosed in writing to Buyer pursuant to this Agreement, there are no undisclosed agreements affecting the Property.

                           5.1.15   No Employee Agreements or Contracts.   No
agreements or employment contracts exist which would prevent Seller from dismissing, on one week's notice without payment of severance, sick leave, vacation pay or bonus, any employee now employed to work on or with the Property. Seller has not, and will not, represent to its employees, that the

Purchaser or its independent contract manager, will hire Seller's employees on or after the Closing Date.

                           5.1.16   CCR's.  Seller has received no notice of any
uncured default under any restriction burdening the Property.

                  5.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that (i) this Agreement has been, and all the documents to be delivered by Purchaser to Seller will be, duly authorized, executed, and are or will be legal, valid, and binding obligations of Purchaser, are or will be enforceable in accordance with their respective terms, and do not and will not at Closing violate any provisions of any agreement to which Purchaser is subject and (ii) Purchaser is a publicly traded Real Estate Investment Trust.

                  5.3 Continuation. The continued accuracy in all material respects of the aforesaid representations and warranties is a condition precedent to the parties' obligation to close. If the warranty and representation of Purchaser in clause (ii) of Paragraph 5.2 is not correct when made, or when remade at Closing, or if such warranty and representation is inaccurate when made or becomes inaccurate in any material respect on or prior to Closing, then, unless Seller is satisfied in its sole discretion that the transaction contemplated hereby will not constitute a sale to a "party-in-interest" within the meaning of Section 3(14) of the Employee Retirement Security Act of 1974 as amended, with respect to any investor in Seller, this Agreement shall terminate, the Deposit shall be returned to Purchaser, less $100.00 to be paid to Seller, and neither party will have any further rights or obligations hereunder except as provided in Paragraph 8.17. If any of Seller's representations and warranties is not correct in all material respects at the time the same is made, or when remade at Closing, or if such warranty or representation is inaccurate when made or becomes inaccurate in any material respect on or prior to Closing, Purchaser may, upon being notified of such occurrence either (a) terminate this Agreement, in which event the Deposit will be returned to Purchaser, and neither party will have any further rights or obligations hereunder except as provided in Paragraph 8.17, or (b) waive such matter and proceed to Closing, by notice to Seller given within ten (10) days after Purchaser receives notice from Seller, or otherwise obtains actual knowledge, of such occurrence, but in no event later than Closing. If Purchaser fails to give any notice within the required time period, Purchaser will be deemed to have elected to waive such matter and proceed to Closing. However, and in any event, if Purchaser closes this transaction after being notified or otherwise having actual knowledge of the breach or inaccuracy of any representation or warranty hereunder, whether or not knowing and intentional and whether or not occurring by reason of, Seller's default, Purchaser will be conclusively deemed to have waived such matter and will be barred from asserting any claim with respect thereto. Subject to the preceding sentence and to the time limitation of Paragraph 8.12, nothing herein prohibits Purchaser from seeking actual (but not special, consequential, exemplary or punitive, all of which are hereby excluded) damages proximately caused by the breach, discovered after Closing, of any of Seller's representations and warranties contained herein.

                  5.4 Condition of Property. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (I) SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS, WARRANTIES OR OTHER STATEMENTS AS TO THE CONDITION OF THE PROPERTY AND (II) PURCHASER ACKNOWLEDGES THAT AT CLOSING IT IS PURCHASING THE PROPERTY ON AN "AS IS, WHERE IS" BASIS AND WITHOUT RELYING ON ANY REPRESENTATIONS AND WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY PARTNER, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO ANNEXED, WHICH ALONE FULLY AND COMPLETELY EXPRESS THEIR AGREEMENT, AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO AFTER FULL INVESTIGATION, OR WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ANNEXED HERETO. PURCHASER ACKNOWLEDGES THAT SELLER HAS REQUESTED PURCHASER TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND TO RELY SOLELY UPON THE RESULTS OF PURCHASER'S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO PURCHASER, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY SELLER TO PURCHASER. NOTHING CONTAINED IN THIS PARAGRAPH IS INTENDED TO AFFECT PURCHASER'S RIGHTS SPECIFICALLY SET FORTH ELSEWHERE IN THIS AGREEMENT.

         6. Closing Conditions. Purchaser's obligation to proceed to Closing is conditioned upon Seller's performance of the following obligations and satisfaction of the following conditions, in addition to all of its other obligations and conditions contained in this Agreement, provided that Purchaser may in its sole discretion elect to waive failure by Seller to perform any particular obligation.

                  6.1 The Escrow Holder is prepared to issue a policy of title insurance insuring good, marketable and fee simple title in the Property to Purchaser, subject only to exceptions approved pursuant to Paragraph 4.

                  6.2  Seller has delivered to Purchaser not later than three
(3) days prior to Closing, estoppel letters prepared by Seller and addressed to Purchaser, from all of the Major Tenants (defined as NationsBank and all tenants occupying at least 10,000 square feet) and from at least 75% of the tenants of the Property (excluding the Major Tenants), measured by square footage (the remaining tenants, for which Seller is not required to provide tenant executed estoppel certificates, are referred to as the "Unconfirmed Tenants"). All estoppel letters must be dated not more than thirty-five (35) days prior to the date of Closing. The estoppel letters from the Major Tenants may be in such Major Tenants' customary form. All other estoppel letters must be substantially in the form of Schedule 6.2 or in a form otherwise reasonably acceptable to Purchaser.

                           6.2.1  Seller will deliver the Required Estoppel Form
with respect to Unconfirmed Tenants (the "Substituted Estoppel Certificates"), warranted and represented by Seller. Seller's representations and warranties in the Substituted Estoppel Certificates will survive the Closing for a period of twelve (12) months, the limitations of Paragraph 8.12 herein to the contrary notwithstanding. In the event that, following the Closing Date as defined in Paragraph 7.1, Seller obtains a tenant executed estoppel letter with respect to any lease for which Seller delivered a Substituted Estoppel Certificate pursuant to this Paragraph or Paragraph 6.2.2, Seller will deliver such tenant executed estoppel letter to Purchaser and, upon such delivery, Seller will be automatically released from any liability or obligation under the Substituted Estoppel Certificate previously delivered by Seller with respect to such lease to the extent the tenant executed estoppel certificate from an Unconfirmed Tenant confirms information contained on the Substituted Estoppel Certificate.

                           6.2.2  If Seller is unable to obtain and deliver
sufficient tenant estoppel certificates as required under Paragraph 6.2, or if the letters received under Paragraph 6.2 or substituted estoppels permitted under Paragraph 6.2.1 contain information or omissions unacceptable to Purchaser in its reasonable discretion, then Seller will not be in default by reason thereof, but Purchaser may, by notice given to Seller before the Closing, elect
(a) to waive said conditions and proceed with the Closing, in which event Seller shall provide a Substituted Estoppel Certificate for all tenants for whom Seller did not furnish tenant executed estoppel certificates, or (b) to terminate this Agreement and receive a refund of the Deposit. If Purchaser elects to terminate this Agreement. neither party will have any further rights or obligations hereunder except as provided in Paragraph 8.17.

                  6.3 All of Seller's representations and warranties made pursuant to Paragraph 5.1 remain materially true and correct.

                  6.4 Seller has delivered all of the documents and other items required pursuant to Paragraph 7.6 and has performed all other covenants, undertakings and obligations required by this Agreement, to be performed or complied with by Seller at or prior to Closing.

         7.       Closing.

                  7.1 Closing of Sale. The purchase and sale contemplated herein shall close (herein referred to as the "Closing") at the office of the Escrow Holder, or as otherwise mutually agreed, not later than the date (the "Closing Date") which is fifteen (15) days after the expiration of the Review Period, time being of the essence. At Closing, Seller will deliver to Purchaser a Special Warranty Deed ("Deed") in the form of Schedule 7.6.1 and other closing documents required hereunder and Purchaser will cause payment of the Purchase Price to be made to Seller by wire transfer. The sale (payment of the Purchase Price and delivery of the Deed) may, at Purchaser's option to be exercised by notice to Seller at least five (5) days prior to the Closing Date, be closed through escrow with the Escrow Holder in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such Escrow Holder special provisions inserted as may be required to conform with this Agreement.

                  7.2 Prorations; Adjustments. The parties will prorate taxes, rental (including, without limitation, percentage rental, if any), and other income, and operating or other expenses of the Property as of 12:01 a.m. on the date after Closing (i.e., Seller is entitled to the income and responsible for the expenses of the day of Closing). Any taxes or other expenses of the Property for the period prior to Closing which are payable by the Major Tenants of the Property, which are not collected or not delinquent as of the Closing, will reduce the credit to Purchaser for such items (i.e., no credit for pass-through items). Seller shall credit Purchaser with all amounts collected from the tenants on account of 1997 common area maintenance expenses in excess of amounts paid by Seller on account of such expenses. To the extent that the taxes to be prorated are not known with certainty, such proration will be based upon the most recent tax bill or county estimate, to be re-prorated upon issuance of final bills. Any percentage rental for the rental periods including Closing shall be prorated upon receipt, based upon the tenant's sales for the portions of such periods allocable to Seller and Purchaser, respectively, either as provided in the applicable lease or, if not, based on the calendar year. Seller also agrees to give Purchaser a credit against the Purchase Price for all security deposits for which Seller is liable pursuant to the leases and the estoppel certificates and all interest due thereon and shall assign to Purchaser any other tenant deposits held by Seller. For a period of one year following Closing, Purchaser will pay amounts received by it from tenants constituting base rent, capital reimbursements or other income due from tenants and attributable to Seller's period of ownership, but not collected as of the date of Closing, to Seller promptly upon receipt; provided that amounts received from tenants by Purchaser will be first applied to charges due Purchaser, and the balance will be applied to payments due to Seller. Seller agrees to credit Purchaser with the amount, if any, of leasing commissions earned with respect to leases in existence on the Effective Date but not due or payable until after Closing. In addition, Seller agrees to credit Purchaser with the amount of minimum rent forgiveness to which Lady of America Fitness Center and C.R. Chicks are due under their respective leases from the day after Closing to August 31, 1997 and October 31, 1997, respectively, prorated for the month in which the Closing occurs. Subject to the provisions of Section 5 and of paragraph 6.2 herein, on or after the Closing, Seller will have no further obligations with respect to any leases or other agreements affecting the Property, including, without limitation, tenant improvement work, leasing commissions, and free rent, Purchaser will deliver the Purchase Price to Seller in good funds by 2:00 p.m. Chicago time on the day of Closing. If Seller does not receive the funds by such time, prorations will be made as of the next business day.

                        7.2.1 Seller and Purchaser hereby agree to use their reasonable efforts to calculate prorations (including real estate tax prorations) so as to permit settlement thereof on the Closing Date, provided, however, that if any of such prorations cannot be calculated accurately on the Closing Date, then the same will be calculated as soon as reasonably practicable after the Closing Date, but in no event later than the later to occur of (i) thirty (30) days after Seller receives its final audited cost certification for the year in which Closing occurs, or (ii) March 31 of the year following the year in which Closing occurs, and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, together with interest thereon at the rate of two percent (2%) per annum over the "prime rate" (as announced from time to time in the Wall Street Journal) from the Closing Date to the date of payment if payment is not made within thirty (30) days after delivery of a bill therefor together with reasonable back-up documentation. This obligation of the parties will survive Closing.

                  7.3 Proration of Service Charges. To the extent Seller, as opposed to tenants, is responsible for payment of utility charges, Seller will attempt to have utility meters read as of the Closing Date. To the extent that this is not possible and to the extent that any other obligation for continuing services is incurred, and statements are rendered for such services covering periods both before and after the Closing Date, the amount will be adjusted between the parties as of the Closing Date on a per-diem basis. Seller will forward any such statements which it receives to Purchaser together with a check payable to the utility in the amount of Seller's share of such statement, and Purchaser will pay the same in full. Seller will remit to Purchaser its proportionate share immediately upon demand.

                  7.4 Closing Costs. Purchaser agrees to pay (i) 1/2 the Escrow Holder's escrow and/or closing fees (including any payment to the closing officer of the Escrow Holder as may be the local custom at the Closing), (ii) the cost of the Title Commitment and policy and the cost of any endorsements to the title policy required by Purchaser, including extended coverage, (iii) all recording fees with respect to the Deed, and (iv) all costs of Purchaser's physical inspections of the Property (environmental, engineering) and other due diligence activities. Seller agrees to pay (i) 1/2 the Escrow Holder's escrow and/or closing fees (including any payment to the closing officer of the Escrow Holder as may be the local custom at the closing), (ii) the cost of the Survey,
(iii) all recording fees with respect to clearing Seller's title, and (iv) all conveyance taxes and/or documentary stamp taxes payable in connection with the transaction contemplated hereby. Except as otherwise provided in Paragraph 8.9, each party is responsible for its own attorneys' and other professional fees. All other closing costs shall be allocated in accordance with the prevailing local custom.

                  7.5 Possession. Subject to the rights of tenants pursuant to leases of the Property delivered to Purchaser, Seller will deliver possession of the Property and of any conveyed personal property to the Purchaser on the date of Closing and Seller will thereupon deliver to Purchaser the originals of all leases for tenants of the Property, all guaranties with respect to the leases, all correspondence with tenants, tenant/lease files, operating statements, plans and specifications, supplies and advertising materials, booklets, keys, and other items used in connection with operation of the Property.

                  7.6 Seller's Closing Documents. As part of the Closing, Seller will deliver to Purchaser:

                        7.6.1    the Deed, in the form of Schedule 7.6.1

                        7.6.2 an affidavit in customary form that Seller is not a "foreign person" within the meaning of Section 1445(e) of the Internal Revenue Code of 1986, in the form of Schedule 7.6.2;

                        7.6.3 such affidavits as are customarily required by Escrow Holder in connection with issuance of the owner's title insurance policy, including a mechanics' lien and judgment affidavit;

                        7.6.4 executed counterpart of an assignment of leases in the form of Schedule 7.6.4 ("Lease Assignment");

                        7.6.5 executed counterpart of an assignment of contracts and warranties in the form of Schedule 7.6.5 ("Contracts Assignment");

                        7.6.6 executed counterpart of an assignment of intangibles in the form of Schedule 7.6.6 ("Intangibles Assignment");

                        7.6.7 letters, in form to be supplied by Purchaser, to the tenants at the Property, instructing the tenants to pay rent to Purchaser and to recognize Purchaser as landlord under their leases;

                        7.6.8 a bill of sale conveying all personal property of Seller, if any, located at the Property and used in connection with the maintenance or operation thereof, in the form of Schedule 7.6.8;

                        7.6.9 a rent roll, certified to be materially true and correct as of the Closing Date, in the form previously delivered to Purchaser;

                        7.6.10 a "bring down certificate" stating that Seller's representations and warranties are true and correct as of the Closing Date, in the form of Schedule 7.6.10;

                        7.6.11   estoppel certificates as required by Paragraph
6.2 herein;

                        7.6.12 evidence of Seller's authority to enter into and consummate all of the transactions contemplated in this Agreement satisfactory to the Escrow Holder and to the Purchaser;

                        7.6.13 a schedule certified by the Seller of the rents due from Tenants which are in arrears as of the Closing Date;

                        7.6.14 an estoppel certificate of no default from the beneficiary of any restriction burdening the Property; and

                        7.6.15 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

                7.7 Purchaser's Closing Documents. As part of the Closing, Purchaser will deliver to Seller:

                        7.7.1 good federal funds in an amount equal to the Purchase Price, less the Deposit and interest thereon and plus or minus prorations as provided herein;

                        7.7.2 such affidavits as are customarily required by Escrow Holder in connection with issuance of the owner's title insurance policy;

                        7.7.3    executed counterpart of the Lease Assignment;

                        7.7.4    executed counterpart of the Contracts
Assignment;

                        7.7.5    executed counterpart of the Intangibles
Assignment;

                        7.7.6 all other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

                7.8 Joint Deliveries. At the Closing, Seller and Purchaser will execute and deliver to each other the following documents in proper form:

                        7.8.1    Closing Statement;

                        7.8.2    City, county and state transfer tax
declarations or similar instruments; and

                        7.8.3 All other documents, instruments or writings which may be reasonably required to consummate the transactions contemplated herein.

         8.     Miscellaneous.

                8.1 Modifications. This Agreement can be amended only in writing and supersedes any and all agreements between the parties hereto regarding the Property which are prior in time to this Agreement.

                  8.2 Casualty and Condemnation. (A) Seller shall assume the risk of loss or damage to the Property prior to the Closing and agrees to keep its customary replacement cost insurance covering the Property in effect until the Closing. If, between the date of execution hereof by Purchaser and the Closing, the improvements on the Property are destroyed or damaged to the extent that repairs cost in excess of $200,000.00, or if condemnation proceedings are commenced against the Property, Purchaser may terminate this Agreement. If Purchaser elects to accept the Property in its then condition, Seller will pay or assign to Purchase at Closing all proceeds of insurance (plus the applicable deductible) or condemnation awards payable to Seller by reason of such damage or condemnation. In the event of any other damage to the Property not giving Purchaser the right to terminate as aforesaid ("Other Damage"), Purchaser agrees to advise Seller within forty-eight hours after being requested by Seller to do so whether Purchaser elects to (i) accept the Property in its then condition and accept a reduction in the Purchase Price equal to the cost of repairing such damage, as certified by an independent contractor selected by the parties or
(ii) have Seller repair the Other Damage. In the event Purchaser fails to respond in a timely manner, than Seller may select either alternative for Purchaser and promptly notify Purchaser of same. In the event of Other Damage where Seller is required to or elects to repair such damage as provided herein, the Closing Date shall be delayed for the number of days required to repair the damage.

 (B) If, between the end of the Review Period and the Closing, there has been a material detrimental change in the environmental condition of the Property, Seller shall elect within seventy-two hours after being notified of same whether to remediate in full compliance with all applicable laws or not to remediate the change. If Seller fails to make either election, Seller shall be deemed to have elected not to remediate. If Seller elects to remediate, the Closing Date shall be delayed for the number of days required to remediate. If Seller elects, or is deemed to have elected, not to remediate, Purchaser shall have an additional seventy-two hours after expiration of the first seventy-two hour period to determine whether to terminate this Agreement or to proceed to close without deduction or credit on account of the detrimental change in the environmental condition of the Property. In the event Purchaser fails to make either election on or prior to the expiration of the second seventy-two hour period, Purchaser will be deemed to have elected to terminate this Agreement. In the event this Agreement is not terminated pursuant to the provisions of this Paragraph 8.2B, the Closing Date shall be delayed a sufficient number of days to accommodate the procedures provided for herein.

(C) In the event of termination of this Agreement as provided in this Paragraph, the Deposit (less $100.00 to be paid to Seller) will be returned to Purchaser, but Purchaser shall remain liable for the indemnity contained in Paragraph 8.17 hereof.

                  8.3 Time of Essence. Time (including, without limitation, the date specified as the Closing Date) is of the essence of this Agreement.

                  8.4 Notices. All notices required or permitted hereunder must be in writing and shall be served on the parties at the following address:

                  If to Purchaser:             IRT Property Company
                                               200 Galleria Parkway
                                               Suite 1400
                                               Atlanta, Georgia 30339
                                               Attn: W. Benjamin Jones III
                                               Telephone: (770) 955-4406
                                               Facsimile:   (770) 988-8773


                  with a copy to:              Scoggins & Goodman, P.C.
                                               2800 Marquis One Tower
                                               245 Peachtree Center Avenue, N.E.
                                               Atlanta, Georgia 30303-1227
                                               Attn: Suzan E. Roth, Esq.
                                               Telephone: (404) 420-5719
                                               Facsimile:   (404) 659-3021

                  If to Seller:                RREEF MidAMERICA/East-IV, Inc.
                                               c/o The RREEF Funds
                                               55 East 52nd Street
                                               31st Floor
                                               New York, New York 10055
                                               Attn: Mr. Peter F. Feinberg
                                               Telephone: (212) 688-3900
                                               Facsimile:   (212) 832-2616

                  with a copy to:              D'Ancona & Pflaum
                                               30 North LaSalle Street
                                               Suite 2900
                                               Chicago, Illinois  60602
                                               Attn: Michael J. Quinn
                                               Telephone: (312) 580-2068
                                               Facsimile:   (312) 580-0923

Any such notices may be sent by (a) certified mail, return receipt requested, in which case notice will be deemed delivered five (5) business days after deposit, postage prepaid in the U.S. mail or (b) a nationally recognized overnight courier, in which case notice will be deemed delivered one business day after deposit with such courier or (c) facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to recipient was completed or (d) personal delivery. The above addresses and facsimile numbers may be changed by notice to the other party; provided that no notice of a change of address or facsimile number will be effective until actual receipt of such notice.

                  8.5 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the heirs, successors, and assigns of the parties hereto, provided Purchaser may not assign its rights or obligations hereunder without the prior written consent of Seller, except to an entity owned or controlled by Purchaser, an entity which owns or controls Purchaser or an entity which is under common ownership or control with Purchaser, provided, however, that such assignee cannot be a party which is a "party-in-interest" as described in Paragraph 8.16.

                  8.6 Governing Law. The performance and interpretation of this Agreement is controlled by the law of the State in which the Property is located.

                  8.7  Continuation Until Closing; Leasing.

                       8.7.1 Between the Effective Date and the Closing, Seller agrees to keep and perform all of the obligations to be performed by landlord under any leases or applicable laws. Seller agrees to maintain or cause the tenants to maintain the Property and personal property in condition at least as good as at the time of this Agreement and will otherwise operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property.

                       8.7.2 Seller agrees not to permit or consent to any new leases, amendments, extensions, renewals (other than pursuant to tenant renewal options, if any), subleases or assignments (collectively, the "Lease Modifications") within three business days prior to the expiration of the Review Period or thereafter, without first submitting them (together with an itemization or estimation of the costs to be borne by Purchaser pursuant to the provisions of Paragraph 8.7.3) to Purchaser for Purchaser's approval, which approval Purchaser agrees not to unreasonably withhold. Purchaser will have two
(2) business days to notify Seller of its approval of such Lease Modifications, and in the event that Purchaser does not so notify Seller, the Lease Modification will be deemed approved. In the event Seller enters into any Lease Modifications after the Effective Date and before three business days prior to the expiration of the Review Period, Seller shall notify Purchaser within one
(1) business day thereafter, together with an itemization or estimation of the costs to be borne by the Purchaser pursuant to the provisions of Paragraph 8.7.3, but Purchaser shall have no approval rights with respect thereto.

                       8.7.3 With respect to any Lease Modification entered into by Seller between the Effective Date and Closing, which, if required by the terms of Paragraph 8.7.2 above, has been approved by Purchaser, if Seller performs or pays or contracts for any tenant improvement work or additional landlord work required pursuant to such Lease Modifications, or pays or contracts for any leasing commissions or grants any free rent period or other financial concessions, then such expenses and/or free rent or other concessions, and all other third-party costs incurred (including attorneys' fees) in connection with such Lease Modifications, will be a credit to Seller at Closing. Except as provided in the Lease Assignment executed and delivered at Closing pursuant to the terms of this Agreement, after the Closing Date, Seller will have no further obligations with respect to any such new leases or other occupancy agreements entered into between the date of this Agreement and the Closing Date, including, without limitation, tenant improvement work, leasing commissions, and free rent or other concessions and Purchaser will assume all such obligations.

                  8.8 Brokers. Seller and Purchaser each (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than the parties, if any, to be paid a commission as specified in Paragraph 8.11, and (b) agrees to defend, indemnify and hold the other harmless from and against any losses, damages, costs, or expenses (including attorneys' fees) incurred by such other party due to a breach of the foregoing warranty by the indemnifying party.

                  8.9 Attorneys' Fees. If any action is brought by either party against the other party, on account of the interpretation or enforcement of the terms hereof, the party in whose favor final judgment is entered will be entitled to recover court costs incurred and reasonable attorneys' fees at trial, upon appeal and on any petition for review.

                  8.10 Remedies for Non-Performance. If Seller defaults hereunder and Purchaser has knowledge of such default prior to Closing, Purchaser may, as its sole and exclusive remedy, either terminate this Agreement and obtain the return of the Deposit and all interest thereon, or enforce specific performance of this Agreement. Purchaser's remedies regarding knowing and intentional breach of warranty or representation by Seller is governed by Paragraph 5.3. With respect to Seller defaults of which Purchaser first obtains knowledge after Closing, Purchaser's sole remedy is the damage remedy as described and limited in Paragraph 5.3. If said sale is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit will be paid to and retained by Seller as liquidated damages and as Seller's sole and exclusive remedy.

                  8.11 Brokers Commission. Seller shall pay a brokerage commission to RJS/Jackson Group pursuant to a separate agreement.

                  8.12 Survival of Representations and Warranties. Seller's representations and warranties contained herein and claims, damages or injury for the breach thereof will survive the Closing for a period of six (6) months. Purchaser must give Seller notice of any claim it may have against Seller for a any breach within six (6) months after the date of Closing. Any claim which Purchaser may have which is not asserted within the six (6) month period will not be valid or effective and Seller will have no liability with respect thereto.

                  8.13 Merger of Prior Agreements. This Agreement constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter of this Agreement.

                  8.14 Invalidity of Provisions. In the event any provisions of this Agreement are declared invalid or are unenforceable for any reason, such provisions shall be deleted from such document and shall not invalidate any other provision.

                  8.15  Intentionally Deleted.

                  8.16  Intentionally Deleted.

                  8.17 Entry and Indemnity. In connection with any entry by Purchaser, or its agents, employees or contractors onto the Property, Purchaser shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the greatest extent possible, interference with Seller's business and the business of Seller's tenants and otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, Purchaser shall give Seller notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. Seller shall approve or disapprove the scope and methodology of such proposed testing within one (1) business day after receipt of such notice (three (3) business days if such notice proposes invasive or intrusive testing), such approval to be within the sole and unfettered discretion of Seller; Seller's failure to notify Purchaser of its approval or disapproval shall be deemed to be Seller's disapproval thereof. If Purchaser or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, upon Seller's request, Purchaser shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Seller or its representative may be present to observe any testing or other inspection performed on the Property. Upon Seller's request, Purchaser shall promptly deliver to Seller copies of any reports relating to any testing or other inspection of the Property performed by Purchaser or its agents, employees or contractors. Purchaser shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser, its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage upon request by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Property by Purchaser, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including without limitation damage to the Property or release of hazardous substances or materials onto the Property, excluding, however, any costs incurred by Seller in supervising Purchaser's testing. The foregoing indemnity shall survive beyond the Closing, or if the sale is not consummated, beyond the termination of this Agreement. Nothing in this Paragraph 8.17 shall be construed to limit or impair Purchaser's absolute right to terminate under Paragraph 3.

                  8.18 Release. Purchaser, on behalf of itself and its successors and assigns, waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment manager, the partners, trustees, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, actually known to Purchaser as of Closing, which may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the Toxic Substance Control Act (15 U.S.C. Sections 2601-2629)

                  8.19 Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to consultants, investors, advisors, and affiliates, or as required by law. No party will make any public disclosure of the specific terms of this Agreement, except as required by law. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to advisors, consultants, investors and affiliates in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Purchaser will return to Seller, at Seller's request, all documents, work papers, and other material (including all copies thereof) obtained from Seller in connection with the transactions contemplated hereby, and each party shall use its best efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The provisions of this Paragraph 8.19 will survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement, and will not be subject to the limitation set forth in Paragraph 8.12.

                  8.20 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event, after which the designated period of time begins to run, is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday (i.e., a day on which federally chartered banks are not open for business in Chicago, Illinois). The last day of any period of time described herein shall be deemed to end at 5 p.m. Chicago, Illinois time on the last day of such period of time. All days other than Saturdays, Sundays and legal holidays are business days hereunder.

                  8.21 Offer. Execution and delivery of this Agreement by Seller constitutes an offer to sell the Property on the terms contained herein. The offer will be irrevocable until 6:00 p.m. Chicago time, May ___, 1997 (the "Expiration Date"). In the event Purchaser has not countersigned and delivered this Agreement to Seller on or before the Expiration Date, this Agreement will be null and void without further action of the parties. Delivery by Purchaser of a copy of the fully executed Agreement by facsimile transmission on or before the Expiration Date, followed by a manually signed copy thereof delivered the next business day after transmission of such copy, shall constitute acceptance by Purchaser as of the date of the facsimile transmission. The date on which Purchaser delivers a fully executed copy of this Agreement to Seller, or delivers a copy by facsimile transmission followed by a manually signed copy as provided in the preceding sentence is referred to herein as the Effective Date.

                  8.22 Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  8.23 Audit. Seller agrees to provide Purchaser with copies of, or access to, such factual information in the possession or control of Seller as may be reasonably requested by Purchaser, within six (6) months following Closing, to enable Purchaser to file Form 8-K with the Securities and Exchange Commission. At Purchaser's sole cost and expense not to exceed $8,000 (which Purchaser agrees to pay to Seller at Closing with Seller to account for any overpayment upon completion of the audit), Seller agrees to cause its auditors to conduct an audit of the operating statements for the Property for 1996 and to deliver same to Purchaser on or before nine (9) months following Closing.

                  8.24 Exculpation Clause. The obligations of Seller contained herein are intended to be binding only on the Property and the proceeds thereof and no resort shall be had to any other assets of Seller nor to Seller's investment advisor or its assets. All documents to be executed by Seller shall also contain the foregoing exculpation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

SELLER:                                         PURCHASER:
RREEF MidAMERICA/EAST-IV, INC.,                 IRT PROPERTY COMPANY,
a Delaware corporation,                         a Georgia corporation

By: /s/Peter F. Feinberg,Vice President         By: /s/W. Benjamin Jones
    -----------------------------------             --------------------
    Peter F. Feinberg, Vice-President                  Title: Executive Vice President

Dated: May 13, 1997                             Dated: May 14, 1997

                        FIRST AMENDMENT TO AGREEMENT FOR
                        THE SALE AND PURCHASE OF PROPERTY

         THIS FIRST AMENDMENT TO AGREEMENT FOR THE SALE AND PURCHASE OF PROPERTY ("Amendment") is made and entered into as of this 12th day of June, 1997, by and among RREEF MidAMERICA/EAST - IV, INC., a Delaware corporation ("Seller"); IRT PROPERTY COMPANY, a Georgia corporation ("Purchaser"); and COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania corporation ("Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Purchaser, Seller and Escrow Agent entered into that certain Agreement for the Sale and Purchase of Property with an Effective Date of May 14, 1997, (collectively, the "Contract"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property as more particularly described therein;

         WHEREAS, Purchase and Seller desire to amend the Contract as more particularly hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the Purchase Price, the mutual covenants and agreements contained herein, the sum of Ten and No/100 ($10.00) and good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Purchaser, Seller and Escrow Agent, Purchaser, Seller and Escrow Agent intending to be legally bound agree as follows:

         1. Purchase Price. The first sentence of Section 1 shall be deleted in its entirety and the following inserted in its place:

         The purchase price for the Property shall be Twelve Million Nine Hundred Fifty Thousand and No/100 Dollars ($12,950,000.00) (the "Purchase Price"), payable by wire transfer of funds at Closing..

         2. Prior to Closing, Seller shall inspect and repair the irrigation system located on the Property as needed.

         3. Prior to Closing, Seller shall repair, apply rust inhibitor and repaint those exterior doors located at the rear of the tenant spaces of the Property that are in need of repair. Seller's total aggregate costs of inspection and repairs for Sections 2 & 3 shall be limited to Five Thousand and No/100 Dollars ($5,000.00).

         4. Reaffirmation. Except as hereinabove modified, the terms and provisions of the Contract remain in full force and effect, the same being republished and confirmed hereby.

         5. Counterpart Execution. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and with all of such counterparts together constituting one and the same agreement.

         6. Facsimile Signature. The parties hereto agree that this Amendment may be executed by facsimile signature.

         7. Capitalized Terms. The capitalized terms used in this Amendment shall have the meaning attributed to them in the Contract unless otherwise set forth herein.

                    [Signatures contained on following page]

         IN WITNESS WHEREOF, the duly authorized representatives of the undersigned have executed this Second Amendment under seal the day and year first above written.

                            SELLER:
                            -------
                            RREEF midAMERICA/EAST - IV, INC., a Delaware limited partnership

                                    By: /s/Peter F. Feinberg
                                        ------------------------
                                    Name:Peter F. Feinberg
                                         -----------------------
                                    Title:Vice-President
                                          ----------------------

                            PURCHASER:
                            ----------

                            IRT PROPERTY COMPANY, a Georgia corporation

                            By: /s/W. Benjamin Jones
                                --------------------------------
                            Name:W. Benjamin Jones
                                 -------------------------------
                            Title:Executive Vice President
                                  ------------------------------

                            ESCROW AGENT:
                            -------------

                            COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania corporation

                            By: /s/Sally French Tyler
                                --------------------------------
                            Name:Sally French Tyler
                                 -------------------------------
                            Title:Assistant Vice President NTS
                                  ------------------------------

                        SECOND AMENDMENT TO AGREEMENT FOR
                        THE SALE AND PURCHASE OF PROPERTY

         THIS SECOND AMENDMENT TO AGREEMENT FOR THE SALE AND PURCHASE OF PROPERTY ("Amendment") is made and entered into as of this 19th day of June, 1997, by and among RREEF MidAMERICA/EAST - IV, INC., a Delaware corporation ("Seller"); IRT PROPERTY COMPANY, a Georgia corporation ("Purchaser"); and COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania corporation ("Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, Purchaser, Seller and Escrow Agent entered into that certain Agreement for the Sale and Purchase of Property with an Effective Date of May 14, 1997, and amended by that certain First Amendment to Agreement for The Sale and Purchase of Property dated June 12, 1997, (collectively, the "Contract"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the Property as more particularly described therein;

         WHEREAS, Purchase and Seller desire to further amend the Contract as more particularly hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the Purchase Price, the mutual covenants and agreements contained herein, the sum of Ten and No/100 ($10.00) and good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Purchaser, Seller and Escrow Agent, Purchaser, Seller and Escrow Agent intending to be legally bound agree as follows:

         1. Audit: Section 8.23 is hereby deleted in its entirety. In its place will be the following: "Seller agrees to provide Purchaser with copies of, or access to, such factual information in the possession or control of Seller, as may be reasonably requested by Purchaser, within fifteen (15) days following Closing, to enable Purchaser to file a Form 8-K with the Securities and Exchange Commission. At Purchaser's sole cost and expense not to exceed $8,000.00 (which Purchaser agrees to pay to Seller either at Closing, or in the event that the transaction does not Close, Purchaser will assume cost of said audit upon termination of the Contract), Seller agrees to cause its auditors to conduct an audit of the operating statements for the Property for 1996 and to deliver same to Purchaser on or before fifteen (15) days following Closing, provided the Closing Date is no earlier than June 24, 1997. In the event Seller shall fail to deliver such audit to Purchaser as required herein, Purchaser's sole remedy shall be to recover from Seller the amount of loss occasioned thereby, but in no event to exceed the cost of the audit".

         2. Reaffirmation. Except as hereinabove modified, the terms and provisions of the Contract remain in full force and effect, the same being republished and confirmed hereby.

         3. Counterpart Execution. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and with all of such counterparts together constituting one and the same agreement.

         4. Facsimile Signature. The parties hereto agree that this Amendment may be executed by facsimile signature.

         5. Capitalized Terms. The capitalized terms used in this Amendment shall have the meaning attributed to them in the Contract unless otherwise set forth herein.

                    [Signatures contained on following page]

         IN WITNESS WHEREOF, the duly authorized representatives of the undersigned have executed this Second Amendment under seal the day and year first above written.

                            SELLER:
                            -------
                            RREEF midAMERICA/EAST - IV, INC., a Delaware limited partnership

                                    By: /s/Peter F. Feinberg
                                        --------------------------
                                    Name: Peter F. Feinberg
                                          ------------------------
                                    Title: Vice-President
                                           -----------------------

                            PURCHASER:
                            ----------

                            IRT PROPERTY COMPANY, a Georgia corporation

                            By: /s/W. Benjamin Jones
                                ----------------------------------
                            Name: W. Benjamin Jones
                                  --------------------------------
                            Title: Executive Vice President
                                   -------------------------------

                            ESCROW AGENT:
                            -------------

                            COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania corporation

                            By: /s/Sally French-Tyler
                                ----------------------------------
                            Name: Sally French-Tyler
                                  --------------------------------
                            Title: Assistant Vice President NTS
                                   -------------------------------

                                        3